UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2012

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 13, 2012, Caesars Entertainment Corporation (the “Registrant”) reported that its wholly owned subsidiary, Caesars Entertainment Operating Company, Inc. (the “Borrower”) received the requisite consents required for the previously announced amendment to the Borrower’s senior secured credit agreement (the “Credit Agreement”). In connection with the amendment, of the approximately $5.0 billion of B-1, B-2 and B-3 term loans outstanding as of September 30, 2011, lenders under the Credit Agreement have elected and, subject to the conditions of the amendment, the Borrower has agreed to extend the maturity of approximately $2.7 billion aggregate principal amount of B-1, B-2 and B-3 term loans from January 28, 2015 to January 28, 2018 as a new tranche of Term B-6 Loans. The Term B-6 Loans will have a springing maturity to April 14, 2017 if more than $250.0 million of the Borrower’s 11.25% Senior Secured Notes due 2017 remain outstanding on April 14, 2017. As part of the amendment, the Borrower’s existing tranche of approximately $1.2 billion of B-5 term loans maturing on January 28, 2018 was also modified to provide for the same springing maturity that applies to the Term B-6 Loans. Upon the effectiveness of the amendment, the Borrower will repay term loans of extending lenders in an amount equal to 40% of the principal amount of term loans elected to be extended. After taking into account the repayment of a portion of the Term B-6 Loans, there will be approximately $1.8 billion of Term B-6 Loans outstanding. Such amount of Term B-6 Loans outstanding does not take into account any amount of existing revolver commitments with a maturity of January 28, 2014 that lenders may elect to convert into Term B-6 Loans in connection with the amendment. The deadline for the election to convert existing revolver commitments into Term B-6 Loans in connection with the amendment is February 17, 2012. After giving effect to the amendment and the contemplated extension and repayment of term loans, there will be approximately $2.1 billion of original maturity B-1, B-2 and B-3 term loans outstanding. The effectiveness of the amendment and the extension of the loans thereunder is subject to customary closing conditions, including receipt of required gaming regulatory approvals and the reaffirmation of the security under the Credit Agreement.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: February 13, 2012	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary